UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Clearwire Corporation

(Name of Registrant as Specified in Its Charter)

Crest Financial Limited

Crest Investment Company

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SPECIAL MEETING OF STOCKHOLDERS

OF

CLEARWIRE CORPORATION

SUPPLEMENT NO. 2

TO THE

PROXY STATEMENT

OF

CREST FINANCIAL LIMITED

AND

CREST INVESTMENT COMPANY

SOLICITATION OF PROXIES IN OPPOSITION TO

MATTERS RELATING TO THE PROPOSED MERGER OF

CLEARWIRE CORPORATION WITH SPRINT NEXTEL CORPORATION

This is a supplement (this “Supplement No. 2”) to the Proxy Statement (the “Proxy Statement”) first sent or given to stockholders of Clearwire Corporation (“Clearwire”) on or about May 6, 2013 and the Supplement (“Supplement No. 1”) first sent or given to the stockholders of Clearwire on or about May 24, 2013 by Crest Financial Limited, a Texas limited partnership (“CFL”), and Crest Investment Company, a Texas corporation (“CIC” and, together with CFL, “Crest”), for use at the special meeting of stockholders of Clearwire originally scheduled to be held on May 21, 2013, reconvened to be held on May 31, 2013 and on June 13, 2013, and currently scheduled to be reconvened on June 24, 2013, at 9:00 a.m., Pacific Daylight Time at the Kirkland Performing Arts Center, 350 Kirkland Avenue, Kirkland, Washington, 98033, and at any continuation, adjournment or postponement thereof (the “Special Meeting”), related to the proposed merger (the “Proposed Sprint-Clearwire Merger”) of Clearwire with Sprint Nextel Corporation (“Sprint”) for $3.40 per share in cash (the “Merger Consideration”) pursuant to the Agreement and Plan of Merger, dated as of December 17, 2012, as amended on April 13, 2013, on May 21, 2013 and thereafter, by and among Sprint, Collie Acquisition Corp., a wholly-owned subsidiary of Sprint, and Clearwire (the “Sprint Merger Agreement”).

This Supplement No. 2 is being sent to you because on June 12, 2013, the Board of Directors of Clearwire (the “Clearwire Board”) unanimously resolved to change its recommendation to the stockholders of Clearwire to vote “AGAINST” each of the Clearwire Special Meeting Proposals in light of the tender offer (the “DISH Tender Offer”) by DISH Network Corporation (“DISH”) to acquire all outstanding shares of Class A Common Stock at a price of $4.40 per share in cash (the “Offer Price”), on the terms and the conditions set forth in the related Schedule TO that was filed by DISH with the Securities and Exchange Commission (the “SEC”) on May 30, 2013 (as amended on June 4, 2013, on June 12, 2013 and thereafter, the “Schedule TO”), and in light of the Clearwire Board’s recommendation to the holders of Class A Common Stock to accept the DISH Tender Offer and tender their shares of Class A Common Stock pursuant to the DISH Tender Offer as set forth in the related Schedule 14D-9 that was filed by Clearwire with the SEC on June 12, 2013 (the “Clearwire Schedule 14D-9”).

This Supplement No. 2 updates the Proxy Statement and Supplement No. 1. The information provided in the Proxy Statement and Supplement No. 1 continues to apply, except as described in this Supplement No. 2. To the extent information in this Supplement No. 2 differs from, updates or conflicts with information contained in the Proxy Statement and Supplement No. 1, the information in this Supplement No. 2 is the more current information and supersedes the information in the Proxy Statement and Supplement No. 1. All references herein to the Proxy Statement shall be deemed to be references to the Proxy Statement, as supplemented by Supplement No. 1 and this Supplement No. 2, and all references herein to the Clearwire Proxy Statement shall be deemed to be references to the Clearwire Proxy Statement, as supplemented by the supplement to the Clearwire Proxy Statement dated May 22, 2013 (“Clearwire Supplement No. 1”), the supplement to the Clearwire Proxy Statement dated May 28, 2013 (“Clearwire Supplement No. 2”) and the supplement to the Clearwire Proxy Statement dated June 13, 2013 (“Clearwire Supplement No. 3”). Capitalized terms used in this Supplement No. 2 and not otherwise defined herein shall have the same meaning as the terms used in the Proxy Statement and Supplement No. 1.

You should carefully read this Supplement No. 2, Supplement No. 1 and the entire Proxy Statement to fully understand the Proposed Sprint-Clearwire Merger and the related Clearwire Special Meeting Proposals. The information contained in this Supplement No. 2 replaces and supersedes any inconsistent information set forth in the Proxy Statement and Supplement No. 1.

The Clearwire Board has established the close of business on April 2, 2013 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of, and to vote at, the Special Meeting. A proxy may be given by any person who held shares of Clearwire Common Stock on the Record Date.

We urge you to vote “AGAINST” the Proposed Sprint-Clearwire Merger by voting “AGAINST” all Clearwire Special Meeting Proposals.

For your convenience, we have enclosed a GOLD proxy card with this Supplement No. 2. If you have already voted your shares on the GOLD proxy card, you do not need to vote again. Your latest-dated proxy is the only one that counts, so you may return the GOLD proxy card even if you have already delivered any other proxy. Please do not return any white proxy card sent to you by Clearwire. If you have already returned a white proxy card sent to you by Clearwire, that card will be automatically revoked if you complete and return the enclosed GOLD proxy card. Whether or not you plan to attend the Special Meeting, you are urged to sign and date the enclosed GOLD proxy card and return it in the postage-paid envelope provided.

This Supplement No. 2 is dated June 17, 2013 and is first being sent or given to stockholders of Clearwire on or about June 17, 2013.

This solicitation is being made by Crest and not by or on behalf of the Clearwire Board.

If you have any questions concerning this Supplement No. 2, Supplement No. 1 or the Proxy Statement or would like additional copies, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll Free: 1-800-949-2583

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE PROPOSED SPRINT-CLEARWIRE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE SPRINT MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED SPRINT-CLEARWIRE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS SUPPLEMENT.

BACKGROUND OF THIS SOLICITATION

The following information supplements the section “Background of the Solicitation” of the Proxy Statement and Supplement No. 1:

On May 23, 2013, Crest filed with the SEC Supplement No. 1 and the accompanying proxy card and issued a press release (the “May 23 Press Release”) related to thereto. The next day, on May 24, 2013, Crest filed a Schedule 14A (as Definitive Additional Materials) related to the May 23 Press Release and Amendment No. 16 to the Schedule 13D related to the filing of Supplement No. 1 and the May 23 Press Release, disclosing a beneficial ownership of approximately 8.25% of Class A Common Stock. On or about May 24, 2013, Crest mailed Supplement No. 1 and the accompanying proxy card to the stockholders of Clearwire.

On May 28, 2013, Crest sent a letter to stockholders of Clearwire (the “May 28 Letter to Stockholders”) and issued a press related thereto (the “May 28 Press Release No. 1”). On the same date, Crest filed a Schedule 14A (as Definitive Additional Materials) and Amendment No. 17 to the Schedule 13D related to the May 28 Letter to Stockholders and the May 28 Press Release No. 1, disclosing a beneficial ownership of approximately 8.25% of Class A Common Stock.

Later on May 28, 2013, Crest issued a second press release (the “May 28 Press Release No. 2”) and sent a letter to the Federal Communications Commission (the “May 28 FCC Letter”). The next day, on May 29, 2013, Crest issued a press release related to the May 28 FCC Letter (the “May 29 Press Release”). On the same date, Crest filed a Schedule 14A (as Definitive Additional Materials) and Amendment No. 18 to the Schedule 13D related to the May 28 Press Release No. 2, the May 28 FCC Letter and the May 29 Press Release, disclosing a beneficial ownership of approximately 8.25% of Class A Common Stock.

Later on May 29, 2013, DISH sent a letter to Clearwire, informing Clearwire of DISH’s intention to launch a tender offer to acquire all outstanding shares of Class A Common Stock at a price of $4.40 per share in cash, subject to certain conditions. The next day, on May 30, 2013, DISH commenced the DISH Tender Offer and filed the Schedule TO.

Later on May 30, 2013, Crest sent a letter to the Clearwire Board (the “May 30 Letter to the Board”) and issued a press release related thereto (the “May 30 Press Release”). On the same date, Crest filed a Schedule 14A (as Definitive Additional Materials) and Amendment No. 19 to the Schedule 13D related to the May 30 Letter to the Board and the May 30 Press Release, disclosing a beneficial ownership percentage of approximately 8.25% of Class A Common Stock.

On May 31, 2013, Clearwire adjourned the Special Meeting scheduled to be reconvened on that date and announced that the Special Meeting would be reconvened on June 13, 2013.

Later on May 31, 2013, Crest issued a press release (the “May 31 Press Release”) and filed a Schedule 14A (as Definitive Additional Materials) related thereto.

On June 3, 2013, Crest sent a letter to the Clearwire Board (the “June 3 Letter to the Board”) and issued a press release related thereto (the “June 3 Press Release No. 1”). On the same date, Crest sent a letter to the Board of Directors of Sprint (the “June 3 Letter to Sprint”) and issued a press release related thereto (the “June 3 Press Release No. 2”). Later on that same day, Crest filed a Schedule 14A (as Definitive Additional Materials) related to the June 3 Letter to the Board, the June 3 Letter to Sprint, the June 3 Press Release No. 1 and the June 3 Press Release No. 2 and Amendment No. 20 to the Schedule 13D related to the May 31 Press Release, the June 3 Letter to the Board, the June 3 Letter to Sprint, the June 3 Press Release No. 1 and the June 3 Press Release No. 2, disclosing a beneficial ownership of approximately 8.25% of Class A Common Stock.

On June 6, 2013, Crest sent a letter to the Clearwire Board (the “June 6 Letter to the Board”) and issued a press release related thereto (the “June 6 Press Release”). On the same date, Crest filed a Schedule 14A (as Definitive Additional Materials) and Amendment No. 21 to the Schedule 13D related to the June 6 Letter to the Board and the June 6 Press Release, disclosing a beneficial ownership percentage of approximately 8.25% of Class A Common Stock.

On June 11, 2013, Crest sent a letter to the Clearwire Board (the “June 11 Letter to the Board”) and issued a press release related thereto (the “June 11 Press Release”). On the same date, Crest filed a Schedule 14A (as Definitive Additional Materials) and Amendment No. 22 to the Schedule 13D related to the June 11 Letter to the Board and the June 11 Press Release, disclosing a beneficial ownership percentage of approximately 8.25% of Class A Common Stock.

On June 12, 2013, the Clearwire Board unanimously recommended that holders of Class A Common Stock accept the DISH Tender Offer and tender their shares of Class A Common Stock pursuant to the DISH Tender Offer.

On June 13, 2013, Clearwire adjourned the Special Meeting scheduled to be reconvened on that date and announced that the Special Meeting would be reconvened on June 24, 2013.

Later on June 13, 2013, Clearwire filed Clearwire Supplement No. 3.

REASONS TO VOTE “AGAINST” THE CLEARWIRE SPECIAL MEETING PROPOSALS

The following information supplements and, where applicable, replaces the corresponding information in the section “Reasons To Vote ‘Against’ the Clearwire Special Meeting Proposals” of the Proxy Statement.

Crest continues to solicit proxies from holders of shares of Clearwire Common Stock in opposition to the Proposed Sprint-Clearwire Merger and specifically “AGAINST” each of the Clearwire Special Meeting Proposals.

Merger Agreement Proposal. Crest opposes the Proposed Sprint-Clearwire Merger because Crest believes that it would be better for Clearwire to remain a stand-alone company and explore alternative transactions. This opinion is based upon the following factors:

•	The Clearwire Board now unanimously recommends that you vote “AGAINST” each of the Clearwire Special Meeting Proposals.

•

In Crest’s view, Clearwire should not be locked-up until the contest for control of Sprint is resolved because both DISH and SoftBank suggested in public statements that ownership of Clearwire is among the primary reasons for their desire to acquire control of Sprint. A rejection of the Proposed Sprint-Clearwire Merger and termination of the Sprint Merger Agreement would free Clearwire of the Sprint Merger Agreement’s restrictive covenants and would enable it to conduct a direct competitive bidding process for Clearwire.

•

The valuations of the financial advisors of the Clearwire Board, Evercore Group, L.L.C. (“Evercore”), and of its Special Committee, Centerview Partners LLC (“Centerview”), suggested that the implied equity value of Clearwire could be significantly higher than the $3.40 offered by Sprint. According to the Clearwire Schedule 14D-9, Evercore and Centerview prepared, among other things, discounted cash flow analyses for two sets of projections provided by Clearwire’s management. One set of projections, which each of these advisors referred to as the SCC, was based on the assumption that Sprint will continue to be Clearwire’s only primary wholesale customer. The other set of projections, which each of these advisors referred to as the MCC, was based on the assumption that Clearwire will be able to source additional large wholesale customers in addition to Sprint. These analyses resulted in an implied equity value range of approximately ($1.91) to $3.14 per share based on the SCC and $3.81 to $16.77 per share based on the MCC according to Evercore and approximately ($2.25) to $0.68 per share based on the SCC and $3.26 to $13.93 per share based on the MCC according to Centerview. Other various financial analyses performed by Evercore and Centerview resulted in ranges of an implied equity value of $1.31 to $3.91 per share (according to Evercore) and $1.55 to $3.75 per share (according to Centerview). For more information regarding the financial analyses performed by Evercore and Centerview, please see “Opinion of Financial Advisor to the Special Committee” and “Opinion of Financial Advisor to the Board of Directors” in the Clearwire Schedule 14D-9.

Other Clearwire Special Meeting Proposals. Crest believes that the other Clearwire Special Meeting Proposals are a group of related proposals whose purpose is to facilitate, or which are conditioned upon the completion of, the Proposed Sprint-Clearwire Merger, which Crest opposes in its present form for the reasons stated in the section “Other Clearwire Special Meeting Proposals” of the Proxy Statement.

Given the reasons described above, Crest believes that Clearwire stockholders would be better off if each of the Clearwire Special Meeting Proposals were voted down. Use your GOLD proxy card to vote “AGAINST” the Proposed Sprint-Clearwire Merger by voting “AGAINST” each of the Clearwire Special Meeting Proposals.

VOTING PROCEDURES

The following information supplements and, where applicable, replaces the corresponding questions and answers in the section “Voting Procedures” of the Proxy Statement and Supplement No. 1.

To vote “AGAINST” each of the Clearwire Special Meeting Proposals, please sign and date the enclosed GOLD proxy card and return it to D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, in the enclosed postage-paid envelope. Submitting a proxy will not affect your right to attend the Special Meeting and vote in person. The following questions and answers are intended to address briefly some commonly asked questions regarding the Amendment. These questions and answers may not address all questions that may be important to you as a stockholder of Clearwire. Please refer to the remainder of this Supplement No. 2, Supplement No. 1 and the Proxy Statement, each of which you should read carefully.

Q: Why am I receiving this Supplement No. 2 and a new GOLD proxy card?

A: You have been sent this Supplement No. 2 and a new GOLD proxy card because on June 12, 2013, the Clearwire Board unanimously resolved to change its recommendation to the stockholders of Clearwire to vote “AGAINST” each of the Clearwire Special Meeting Proposals in light of the tender offer by DISH to acquire all outstanding shares of Class A Common Stock at a price of $4.40 per share in cash, as described in the Clearwire Schedule 14D-9. This Supplement No. 2 updates the Proxy Statement and Supplement No. 1. If you have already voted your shares on the GOLD proxy card, you do not need to vote again. If you have not yet voted, we urge you to vote “AGAINST” the Clearwire Special Meeting Proposals on the GOLD proxy card. If you have already submitted a white proxy card, it is not too late to change your vote—simply sign, date and return the GOLD proxy card. Only your latest dated proxy will be counted.

Q: Has the Proposed Sprint-Clearwire Merger changed?

A: No. The terms of the Proposed Sprint-Clearwire Merger have not changed. The Merger Consideration continues to be $3.40 per share.

Q: How is my vote on the Proposed Sprint-Clearwire Merger related to the DISH Tender Offer?

A: The termination of the Sprint Merger Agreement and Sprint Note Purchase Agreement it is a condition to the DISH Tender Offer, and, according to the Clearwire Schedule 14D-9, if the stockholders of Clearwire vote “AGAINST” the Merger Agreement Proposal, the Clearwire Board intends to terminate the Sprint Merger Agreement and the Sprint Note Purchase Agreement. Conversely, in the Schedule TO, DISH reserves the right, in its sole discretion, to withdraw or terminate the DISH Tender Offer in the event that the Merger Agreement Proposal will be approved.

Q: What will I receive if the Proposed Sprint-Clearwire Merger is completed?

A: Upon completion of the Proposed Sprint-Clearwire Merger, you will not own any shares of the capital stock of the surviving corporation. Instead, you will be entitled to receive the Merger Consideration for each share of Class A Common Stock that you own, unless you properly exercise, and do not withdraw, your appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”), with respect to such shares. To exercise your appraisal rights, you must submit a written demand for appraisal to Clearwire before a vote is taken on the Sprint Merger Agreement, you must not submit a proxy voting FOR the Merger Agreement Proposal, or otherwise vote FOR the Merger Agreement Proposal, you must hold your shares continuously through the effective time of the Proposed Sprint-Clearwire Merger, and you must otherwise comply with Section 262 of the DGCL.

Q: How does the Merger Consideration compare to the Offer Price and the market price of Clearwire’s Class A Common Stock as of the mailing of this Supplement No. 2?

A: The Merger Consideration represents approximately a 23% discount to the Offer Price and approximately a 27% discount to the closing price of $4.63 per share of the Class A Common Stock on June 14, 2013, the most recent practicable trading date before this proxy statement supplement was mailed to you.

Q: When and where is the Special Meeting?

A: The Special Meeting of stockholders of Clearwire is scheduled to be reconvened on June 24, 2013, at 9:00 a.m., Pacific Daylight Time at the Kirkland Performing Arts Center, 350 Kirkland Avenue, Kirkland, Washington, 98033 unless further adjourned by Clearwire.

Q: How does the board of directors recommend that I vote?

A: The Clearwire Board now unanimously recommends that you vote “AGAINST” each of the Clearwire Special Meeting Proposals.

Q: Who can vote at the Special Meeting?

A: Stockholders of record as of the close of business on April 2, 2013, the Record Date for the Special Meeting, are entitled to receive notice of, and to vote at, the Special Meeting. Each record holder of shares of Clearwire Common Stock as of the Record Date is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Clearwire Common Stock that such holder owns as of the Record Date.

Q: How do I vote?

A: If you were a stockholder of record as of the Record Date, you may vote your shares on matters presented at the Special Meeting in any of the following ways:

•	in person—you may attend the Special Meeting and cast your vote there; or

•	by proxy—by signing, dating and returning the enclosed GOLD proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of Clearwire Common Stock as of the Record Date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your bank, brokerage firm or other nominee. The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of Clearwire Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Q: What if I submitted my vote using a white proxy card?

A: The Clearwire Board previously sent white proxy cards to you. The white proxy cards contain the Clearwire Board’s prior recommendation that you vote in favor of each of the Clearwire Special Meeting Proposals. If you previously submitted your vote using a white proxy card, we encourage you to cast your vote using the GOLD proxy card, which will revoke your vote on the white proxy card, at any time prior to the vote on the matters at the Special Meeting or, if the Special Meeting is continued, adjourned or postponed, the date and time of such continued, adjourned or postponed meeting. If you previously submitted a proxy to us by signing and returning a GOLD proxy card, do not sign or return any white proxy card unless you intend to change your vote, because only your latest-dated proxy will be counted.

Q: I received a blue proxy card. Should I sign and mail it?

A. While blue proxy cards were sent to you by the Clearwire Board who also recommends that you cast your vote “AGAINST” each of the Clearwire Special Meeting Proposals, we encourage you not to sign and mail the blue proxy card and to instead sign and mail the enclosed GOLD proxy card.

Q: What if I submitted my vote using a blue proxy card?

A. Blue proxy cards are being solicited by the Clearwire Board to vote “AGAINST” each of the Clearwire Special Meeting Proposals. If Clearwire receives a blue proxy card, your shares will be voted by Clearwire as indicated in your voting preference selection. If you already have voted against each of the proposals using a properly executed blue proxy card or otherwise voted against each of the Clearwire Special Meeting Proposals over the Internet or by telephone, you do not need to do anything.

Q: Can I change or revoke my vote?

A: Yes. You have the right to revoke a proxy at any time before it is exercised by:

•	submitting another proxy at a later date through any of the methods available to you, including by signing, dating and returning the enclosed GOLD proxy card; or

•

delivering a written revocation to (a) D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, or (b) the Corporate Secretary of Clearwire, which must be filed with the Corporate Secretary of Clearwire by the time the Special Meeting begins; or

•	attending the Special Meeting and voting in person.

If your shares of Clearwire Common Stock are held in street name by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on changing or revoking your proxy.

Only your last submitted proxy card will be considered. Please cast your vote “AGAINST” each of the Clearwire Special Meeting Proposals, following the instructions in your GOLD proxy card, as promptly as possible. You do not need to contact Clearwire to revoke any previously granted proxy you may have given by submitting a white proxy card or blue proxy card. Your submission of your vote via the instructions in your GOLD proxy card is sufficient to revoke any previously submitted white proxy card or blue proxy card.

Q: What should I do if I have already voted?

A. If you have already voted your shares on the GOLD proxy card or blue proxy card, you do not need to vote again. If you have not yet voted, we urge you to vote “AGAINST” the Clearwire Special Meeting Proposals on the GOLD proxy card. If you have already submitted a white proxy card, it is not too late to change your vote—simply sign, date and return the GOLD proxy card. Only your latest dated proxy will be counted.

Q. Who can help answer my other questions?

A. If you have additional questions about the Proposed Sprint-Clearwire Merger, need assistance in submitting your proxy or voting your shares of Clearwire Common Stock, or need additional copies of the Proxy Statement or the GOLD proxy card, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll Free: 1-800-949-2583

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Supplement No. 2, Supplement No. 1 and the Proxy Statement, and the documents referred to or incorporated by reference into this Supplement No. 2, Supplement No. 1 and the Proxy Statement, are “forward-looking statements” including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. Important factors that could cause actual results to differ materially from the expectations set forth in this Supplement No. 2, Supplement No. 1 and the Proxy Statement include, among other things, the factors identified under the section entitled “Risk Factors” in Clearwire’s Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Considerations Related to the Merger; Certain Effects on the Company if the Merger is not Completed” in the Clearwire Proxy Statement, as supplemented by Clearwire Supplement No. 1, Clearwire Supplement No. 2 and Clearwire Supplement No. 3. Such forward-looking statements should therefore be construed in light of such factors, and Crest is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OTHER INFORMATION

The information concerning Clearwire and the Proposed Sprint-Clearwire Merger contained herein has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although Crest has no knowledge that would indicate that statements related to Clearwire or the Proposed Sprint-Clearwire Merger contained in this Supplement No. 2, Supplement No. 1 and the Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date it has not had access to the full books and records of Clearwire, was not involved in the preparation of such information and statements and is not in a position to verify any such information or statements.

Pursuant to Rule 14a-5 promulgated under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, reference is made to the Clearwire Proxy Statement, as supplemented by Clearwire Supplement No. 1, Clearwire Supplement No. 2 and Clearwire Supplement No. 3, for information concerning the Sprint Merger Agreement and related documents

(including the Sprint Note Purchase Agreement), the Proposed Sprint-Clearwire Merger, financial information regarding Clearwire, the Clearwire Special Meeting Proposals, shares of Clearwire Common Stock, the beneficial ownership of shares of Clearwire Common Stock by the principal holders thereof, appraisal rights of holders of Clearwire Common Stock, other information concerning Clearwire’s management and certain other matters regarding Clearwire and the Special Meeting. Crest assumes no responsibility for the accuracy or completeness of any such information.